Exhibit 10.1

April 20, 2012

Frank T. Lennon

[Address]

Re:  Termination of the Severance Agreement between Frank T. Lennon and The Brink’s Company (formerly known as The Pittston Company), dated as of September 22, 1997, and amended effective November 14, 2008.

Dear Mr. Lennon:

This letter acknowledges the termination by mutual agreement between you and The Brink’s Company (the “Company”) of the severance agreement between you and the Company (formerly known as The Pittston Company), dated as of September 22, 1997 and amended effective November 14, 2008 (the “Severance Agreement”).  You expressly acknowledge that, on and following the date hereof, you shall have no further rights, and none of the Company or any of its subsidiaries or affiliates shall have any further obligations, under the Severance Agreement.

Regards,

/s/ Thomas C. Schievelbein

Thomas C. Schievelbein

Interim President and Chief Executive Officer

The Brink’s Company

Acknowledged and Accepted:

/s/ Frank T. Lennon

Frank T. Lennon

Date: April 20, 2012